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                                                                    EXHIBIT 24.3

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                         OF COMPASS BANCSHARES, INC.,
              REGARDING AMENDMENTS TO THE MONTHLY INVESTMENT PLAN


     Whereas, the Board of Directors of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), has determined that it is in the best interest of the Corporation that the Monthly Investment Plan be amended to, among other things, increase the minimum payroll deduction amount for investment under such plan, specifically provide that brokerage commissions with respect to sales under such plan shall be paid by the selling shareholders, and increase the number of shares of the Corporation's common stock that may be issued under such plan;

     Now, Therefore, Be It:

     Resolved, that the Compass Bancshares, Inc., Monthly Investment Plan (the "MIP") be amended to provide substantially as set forth in the draft which was provided to the Board of Directors in connection with the meeting at which these resolutions were adopted; and further

     Resolved, that the proper officers of the Corporation, in consultation with counsel, are hereby authorized to prepare a definitive version of the amended Monthly Investment Plan and to perform any acts and prepare any and all documents necessary or appropriate to effectuate the changes to the administration of the Monthly Investment Plan contemplated by the amendments to such plan being approved pursuant to these resolutions; and further

     Resolved, that the proper officers of the Corporation, in consultation with counsel, are authorized and directed to prepare, execute, attest, and file, if necessary, a Registration Statement on Form S-8 or other appropriate form for the registration of securities (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") relating to the increase in the number of shares available for issuance under the MIP and the proposed issuance of such securities of the Corporation under the MIP; and further

     Resolved, that the proper officers of the Corporation are authorized, empowered, and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate in connection with such filing of the Registration Statement, including the execution, attestation, and filing of any amendments or supplements thereto, to effectuate the registration of securities of the Corporation to be issued under the MIP and the continuation of the effectiveness of the Registration Statement; and further

     Resolved, that each officer or director who may be required to execute the Registration Statement or any amendment or supplement to the Registration Statement (whether on behalf of the Corporation or as an officer or director thereof) is hereby authorized to constitute and appoint D. Paul Jones, Jr., Garrett R. Hegel, Jerry W. Powell, and Daniel B. Graves, and each of them acting singularly, his true and lawful attorney-in-fact and agent, with full power of substitution
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for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and supplements thereto; and further

     Resolved, that the proper officers of the Corporation are authorized in the name and on behalf of the Corporation to take any and all action that they deem necessary or appropriate in order to effect the registration, qualification, or exemption from registration or qualification of securities of the Corporation included in the Registration Statement for issue, offer, sale, or trade under the "blue sky" or securities laws of any of the states of the United States of America or the securities laws of any jurisdiction or foreign country where such action may be advisable or necessary, to effect the registration of securities of the Corporation to be issued pursuant to the MIP, to execute, acknowledge, verify, deliver, file or cause to be published any application, surety bonds, reports, irrevocable consents to service of process, appointment of attorneys for service of process, and any other documents or instruments that may be required under such laws, and to take any and all further action that they may deem necessary or advisable in order to maintain any such registration, qualification, or exemption for so long as they deem necessary as required by law; and further

     Resolved, that the Corporation hereby consents to service of process in any state or jurisdiction in which such consent is required under the blue sky laws as a precondition to the offer and sale of securities of the Corporation to be issued under the MIP, and that Jerry W. Powell, General Counsel and Secretary of the Corporation, is hereby designated as agent for service of process in connection with the Registration Statement and any consent to service of process that may be required by the blue sky laws of any jurisdiction as a precondition to the offer and sale of such securities; and further

     Resolved, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed to do any and all other or further acts, and to prepare, or cause to be prepared, and to execute, attest, and deliver all other or further instruments, certificates, applications, reports, and documents, including without limitation obtaining any necessary or appropriate regulatory approvals, all on behalf of the Corporation as they, in their discretion, may deem necessary or appropriate to effectuate the purposes of these resolutions, and that all acts and things undertaken and completed heretofore by the proper officers of the Corporation in connection with the amendment of the MIP as contemplated by these resolutions are hereby approved, ratified, and confirmed.